Exhibit 99.2

Units 3409-3412 Guangzhou CTF Finance Center No. 6 Zhujiang Road East Zhujiang New Town Guangzhou, PRC 510623 Tel: 86-20-39829000 Fax: 86-20-83850222 www.gfelaw.com

July 2, 2020

CN ENERGY GROUP. INC.

FPI Center, Room A-901

No. 459 Qianmo Road

Binjiang District, Hangzhou City

Zhejiang Province, PRC

RE: Legal Opinions on Certain PRC Law Matters

Dear Sirs/Madams,

We are qualified lawyers of the People’s Republic of China (the “PRC”) and as such are qualified to issue this opinion (the “Opinion”) in respect of the PRC Laws (as defined below), effective as of the date hereof. For the purpose of this Opinion, the PRC herein excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan.

We have acted as the PRC legal advisors for CN ENERGY GROUP. INC. (the “Company”), a company incorporated under the laws of the British Virgin Islands, solely in connection with (a) the Company’s Registration Statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1993 (as amended); (b) the Company’s proposed initial public offering (the “Offering”) by the Company of ordinary shares, no par value (the “Shares”); and (c) the proposed listing and trading of the Shares on NYSE American/Nasdaq Capital Market.

We have been requested to give this Opinion on certain legal matters set forth herein. Capitalized terms used in this Opinion and not otherwise defined herein shall have the meanings given to them in the Registration Statement.

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CN ENERGY GROUP. INC. PRC Legal Opinion

I. Documents and Assumptions

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the due diligence documents provided by the Company and the PRC Entities (as defined below), and such other documents, corporate records, certificates, and Governmental Authorizations (as defined below) issued by officers of the Company and Government Agencies (as defined below) in the PRC, and other instruments as we have considered necessary or advisable for the purpose of rendering this Opinion (collectively, the “Documents”).

For the purpose of this Opinion, our “knowledge” (or any similar concept) with respect to any matter means (a) the actual knowledge regarding such matter of the particular attorneys who are presently employees or partners of GFE Law Office and who have represented the Company; and (b) that we make no representation that we have undertaken any review of our files or other independent investigation with respect to any such matter.

In our examination of the Documents, we have assumed, without independent investigation and inquiry, the following assumptions (the “Assumptions”) that:

1.	all Documents submitted to us as originals are authentic and all Documents submitted to us as copies conform to their originals and such originals are authentic;

2.	all Documents have been validly authorized, executed and delivered by all the relevant parties thereto, other than the PRC Entities and all natural persons who have the necessary legal capacity;

3.	all signatures, seals and chops on the Documents submitted to us are genuine;

4.	all Documents and the factual statements provided to us by the Company and the PRC Entities, including but not limited to those set forth in the Documents, are complete, true and correct;

5.	no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this Opinion;

6.	each of the parties to the Documents, other than the PRC Entities, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation;

7.	each of the parties to the Documents, other than the PRC Entities, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation;

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8.	all Governmental Authorizations (as defined below) and other official statement or documentations provided to us are obtained from the competent Government Agencies by lawful means in due course;

9.	all Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws (as defined below); and

10.	all required consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than of the PRC in connection with the transactions contemplated under the Registration Statement have been obtained or made, or where such required consents, license, permits, approvals, exemptions or authorizations have not been obtained or made as of the date hereof, no circumstance will cause or result in any failure for the same to be obtained or made.

II.	Definitions

Unless the context otherwise requires, the following terms in this Opinion shall have the meanings ascribed to them as follows:

“AIC Files”

means the official documents submitted by a Chinese company to its local administration of industry and commerce in connection with its establishment and any changes of the company as required by the Company Law of the PRC;

“CSRC”	means the China Securities Regulatory Commission;
“Government Agency” or “Government Agencies”

means any competent national, provincial, municipal or local government authorities, courts, arbitration commissions, or regulatory bodies of the PRC having jurisdiction over the PRC Entities (as defined below) in the PRC;

“Governmental Authorization”

means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws (as defined below) to be obtained from any Government Agencies;

“MOFCOM”	means the Ministry of Commerce of the PRC;
“M&A Rules”

means the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, jointly adopted by MOFCOM, CSRC, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006, and was amended on June 22, 2009;

“PRC Entities”	means WFOEs (as defined below) and their subsidiaries, collectively as listed in Schedule I, each of which is a limited liability company incorporated under the PRC Laws (as defined below);
“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and the Supreme Court’s judicial interpretations currently in effect and publicly available in the PRC as of the date hereof;
“WFOE” or “WFOEs”	means the wholly foreign owned enterprises indirectly controlled by the Company in the PRC, including Zhejiang CN Energy Technology Development Co., Ltd. and Manzhouli CN Energy Industrial Co., Ltd.

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CN ENERGY GROUP. INC. PRC Legal Opinion

III.	Opinions

Based on our review of the Documents, and the statements and confirmations made by the Company and the PRC Entities, subject to the Assumptions and the Qualifications, as of the date hereof, we are of the opinion that:

1.	Incorporation and Existence. Based on our review of the business license, the AIC Files, and our search record of, and/or the confirmation issued by, the competent local authority in the PRC, each of the PRC Entities has been duly organized in accordance with the PRC Laws and validly exists as a company with limited liability, with full legal person status and limited liability under the applicable PRC Laws.

2.	Corporate Structure. Based on our review of the AIC Files and information provided by the Company, the descriptions of the corporate structure of the Company in relation to the PRC Entities set forth under caption “Business—Corporate History and Structure” in the Registration Statement are true and accurate. The ownership structure of the PRC Entities as set forth in Schedule I, currently and immediately after giving effect to this Offering, is in compliance with existing PRC Laws.

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CN ENERGY GROUP. INC. PRC Legal Opinion

3.	Taxation. The statements set forth under the caption “Taxation—People’s Republic of China Taxation” in the Registration Statement insofar as they constitute statement of PRC tax laws, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion herein concerning any law other than PRC tax laws.

4.	M&A Rules. Pursuant to the M&A Rules, an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. We have advised the Company that neither approval of CSRC nor the one of MOFCOM is required for the listing and trading of the Company’s Shares on NYSE American/Nasdaq Capital Market in the context of this Offering, because (a) the Company is controlled by a non-PRC company owned by a non-Chinese citizen; (b) the Company established the WFOEs as foreign-invested enterprises by means of direct investment and not through merger or acquisition of the equity interest or assets of “PRC domestic enterprises” as defined under the M&A Rules; and (c) no explicit provisions in the M&A Rules clearly classifies the acquisition of Greater Khingan Range Forasen Energy Technology Co., Ltd., a PRC domestic company, by the Company’s wholly indirectly owned subsidiary CN Energy Industrial Development Co., Ltd., also a PRC domestic company, as a type of transactions falling under the M&A Rules. However, there are uncertainties regarding the interpretation and application of the PRC Laws, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

5.	Enforceability of Civil Liabilities. The statements as to the PRC Laws set forth in the Registration Statement under the caption “Enforceability of Civil Liabilities” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect. We have advised the Company that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. The PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other form of reciprocal arrangements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. We have further advised that under the PRC Laws, the PRC courts will not enforce a foreign judgment against the Company or its officers and directors if the court decides that such judgment violates the basic principles of PRC Laws or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the British Virgin Islands or the United States.

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6.	True Statements. The statements set forth in the Registration Statement relating to the PRC Laws or that are descriptions of agreements or instruments governed by the PRC Laws under the captions “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Corporate History and Structure,” “Business,” “Regulations,” “Management,” “Related Party Transactions,” “Taxation,” “Enforceability of Civil Liabilities,” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion) are true and accurate in all material respects, and fairly present and summarize the information and matters referred to therein. Nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material respect.

IV.	Qualifications

This Opinion is subject to the following qualifications (the “Qualifications”):

1.	This Opinion relates only to the PRC Laws and we express no opinion as to any other laws or regulations than the PRC Laws. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefore, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

2.	This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

This Opinion is subject to the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

3.	This Opinion is subject to the effects of (a) certain equitable, legal or statutory principles in affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations of bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (b) any circumstance in connection with the formulation, execution or performance of any legal document that will be deemed materially mistaken, clearly unconscionable or fraudulent; (c) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and any entitlement to attorneys’ fees and other costs; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

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CN ENERGY GROUP. INC. PRC Legal Opinion

This Opinion is rendered to the Company by us in our capacity as the Company’s PRC legal advisors in connection with the Offering and, except as otherwise provided for herein, shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name under the captions “Risk Factors,” “Taxation,” “Enforceability of Civil Liabilities,” and “Legal Matters” in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ GFE Law Office

GFE Law Office

Date: 07/02/2020

Attn.

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CN ENERGY GROUP. INC. PRC Legal Opinion

Schedule

List of PRC Entities and Shareholding Information

No.	Name of the PRC Entity	Place & Date of Establishment	Shareholder(s)	Percentage of Equity Interest Owned
1	Zhejiang CN Energy Technology Development Co., Ltd. (浙江中北能源科技开发有限公司) (“Zhejiang CN Energy”)	Lishui January 14, 2019	Clean Energy Holdings Limited[1]	100%
2	Manzhouli CN Energy Industrial Co., Ltd. (满洲里市中北能实业有限公司) (“Manzhouli CN Energy”)	Manzhouli January 24, 2019	Clean Energy Holdings Limited	100%
3	Manzhouli CN Energy Technology Co., Ltd. (满洲里市中北能科技有限公司) (“Manzhouli CN Technology”)	Manzhouli June 10, 2019	Zhejiang CN Energy	10%
			Manzhouli CN Energy	90%
4	CN Energy Industrial Development Co., Ltd. (中北能源产业发展有限公司) (“CN Energy Development”)	Lishui April 18, 2019	Zhejiang CN Energy	30%
			Manzhouli CN Technology	70%
5	Greater Khingan Range Forasen Energy Technology Co., Ltd.[2] (大兴安岭富来森能源科技有限公司) (“Khingan Forasen”)	Daxing’anling March 5, 2009	CN Energy Development	100%
6	Hangzhou Forasen Technology Co., Ltd. (杭州富来森科技有限公司) (“Hangzhou Forasen”)	Hangzhou March 16, 2006	Khingan Forasen	100%
7	Manzhouli Zhongxing Energy Technology Co., Ltd. (满洲里市众兴能源科技有限公司) (“Zhongxing Energy”)	Manzhouli May 21, 2018	Khingan Forasen	100%

Notes:
1.	Clean Energy Holdings is a limited liability corporate established under the laws of Hong Kong and wholly owned by the Company;
2.	Khingan Forasen established a branch office, Greater Khingan Range Forasen Energy Technology Co., Ltd Tahe Biopower Plant, on July 6, 2009 in Daxing’anling, which is not a company with full legal person status under the PRC Laws.

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